Exhibit 99.1

XPO Logistics Announces Pricing of $1.6 Billion Term Loan Credit Facility
GREENWICH, Conn. — August 17, 2016 — XPO Logistics, Inc. (NYSE: XPO) (“XPO”) today announced the pricing of a $1.642 billion refinancing of its existing term loan agreement. The closing under the term loan is expected to occur on August 25, 2016, subject to customary closing conditions.

The term loan will be issued at par and will bear interest at a rate of LIBOR plus 3.25%, with a 1.0% LIBOR floor, maturing on October 30, 2021. The proceeds will be used primarily to replace the company’s existing $1.6 billion term loan, which bears interest at LIBOR plus 4.5%, with a 1.0% LIBOR floor. The terms of the new loan facility will otherwise be substantially consistent with the term loan being replaced.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, "In the past week, we’ve opportunistically completed $2.6 billion of debt refinancings, achieving all three of our objectives. We reduced our expected cash interest expense by approximately $40 million a year, extended the maturity dates of our debt, and increased our flexibility to pay down debt sooner. XPO recently reached a key inflection point for EBITDA and cash flow acceleration, resulting in a stronger credit profile, and this has allowed us to significantly lower our cost of capital.”

Morgan Stanley served as sole arranger and bookrunner for XPO Logistics, and Wachtell, Lipton, Rosen & Katz acted as legal advisor.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 34 countries, with over 88,000 employees and 1,440 locations. XPO uses its network to help more than 50,000 customers manage their goods more efficiently throughout their supply chains. The company has two reporting segments: transportation and logistics, and within these segments, its business is well diversified by geographies, verticals and types of service. XPO's corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. www.xpo.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expected completion of recently announced debt financings, our expected annual interest expense decrease and the expected increase in debt maturities. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO's filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; governmental regulation; and governmental or political actions, including the United Kingdom’s likely exit from the European Union. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:
XPO Logistics, Inc.
Tavio Headley, +1-203-930-1602
tavio.headley@xpo.com

Media Contact:
Brunswick Group
Darren McDermott, +1-212-333-3810